                                POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints George Lu and Louis Koo and each of them with full power to act without the other and with full power of substitution and resubstitution, my true and lawful attorneys-in-fact with full power to execute in my name and behalf Form ID, Form 3, Form 4, Form 5 and any and all amendments thereto and to sign any and all additional filings I am required to make as a result of my ownership of shares of the capital stock of
2020 ChinaCap Acquirco, Inc. (the "Company") and/or my service as an officer, director or advisor of the Company pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and
Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

The appointment made hereunder shall remain in effect until revoked in writing by the undersigned.

Executed as of the 22nd day of October, 2007.

/s/ JUN LEI
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Print Name:  Jun Lei